UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011
CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 615-1900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 10, 2011, Cereplast, Inc., a Nevada corporation (the “Company”), entered into a Placement Agent Agreement, relating to a registered direct offering by the Company of up to an aggregate of 3,125,000 units (“Units”), pursuant to which Lazard Capital Markets LLC served as the lead placement agent and Ardour Capital Investments, LLC served as the co-placement agent. Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant to purchase 0.75 of a share of the Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, dated November 10, 2011 (the “Subscription Agreements”), between the company and each of the investors in this offering. The investors have agreed to purchase the Units for a negotiated price of $1.60 per Unit, resulting in gross proceeds to the Company of $5,000,000, before deducting the placement agents’ fees and estimated offering expenses payable by us. The net offering proceeds to the Company from the sale of the Units, after deducting the placement agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $4,345,000.
The per share exercise price of the warrants is $2.20. The warrants are exercisable at any time on or after the date that is 180 days after the initial issuance on the date of closing and will expire on a date that is five years from the date of closing. The closing of the sale and issuance of the Units is expected to take place on or about November 16, 2011, subject to the satisfaction of customary closing conditions.
A copy of the Placement Agent Agreement, opinion of Sichenzia Ross Friedman Ference LLP, form of Subscription Agreement and form of Warrant are attached to this Current Report on Form 8-K as Exhibits 1.1, 5.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.
Item 7.01 — Regulation FD Disclosure.
On November 11, 2011, the Company issued a press release announcing the above-described offering of the Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The Company offered and is selling the above-described securities pursuant to a base prospectus dated May 26, 2010, a preliminary prospectus supplement and a prospectus supplement, dated November 11, 2011, pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-166307), previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”). This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 5.1, 10.1, 10.2 and 99.1 by reference into the Shelf Registration Statement.
Item 9.01. Financial Statements and Exhibits.
Exhibits

1.1	Placement Agent Agreement, dated November 10, 2011, among the Company, Lazard Capital Markets LLC and Ardour Capital Investments, LLC

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (including consent)

10.1	Form of Subscription Agreement between the Company and each of the investors signatories thereto.

10.2	Form of Warrant between the Company and each of the investors signatories thereto.

99.1	Press release issued on November 11, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: November 14, 2011

CEREPLAST, INC.
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer
Exhibit Index

1.1	Placement Agent Agreement, dated November 10, 2011, among the Company, Lazard Capital Markets LLC and Ardour Capital Investments, LLC

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (including consent)

10.1	Form of Subscription Agreement between the Company and each of the investors signatories thereto.

10.2	Form of Warrant between the Company and each of the investors signatories thereto.

99.1	Press release issued on November 14, 2011.